                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (AMOUNTS IN THOUSANDS)
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
                                                                            HISTORICAL                                  PRO FORMA
                                              ----------------------------------------------------------------------  -------------
                                                                                                       THREE MONTHS
                                                              YEAR ENDED DECEMBER 31,                      ENDED
                                                                                                       -------------

                                                                                                                       YEAR ENDED
                                                                                                         MARCH 31,    DECEMBER 31,
                                                1993       1994       1995       1996        1997          1998           1997
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------
Income (loss) before income taxes...........  $  24,828  $  41,407  $  47,322  $  43,916   $  49,995     $     828      $  15,819

Less
--------------------------------------------
  Equity in (earnings) losses of
    affiliates..............................        175       (307)      (300)      (115)     (4,384)        2,700      $  (5,519)
  Capitalized interest......................       (977)      (177)       (97)        --          --           (30)            --
Plus
--------------------------------------------
  Cash (to) from affiliates.................         --         --         --         --       2,483          (349)         2,483
  Fixed charges.............................      1,937        611        535        374         486         6,846         34,162
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------
Earnings computation........................  $  25,963  $  41,534  $  47,460  $  44,175   $  44,705     $   9,995      $  46,945
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------

Fixed charges
--------------------------------------------
  Interest expense..........................  $     614  $      90  $      35  $      33   $     145         6,703      $  33,821
  Capitalized interest......................        977        177         97         --          --            30             --
  Interest portion of rent expense..........        346        344        403        341         341           113            341
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------
                                              $   1,937  $     611  $     535  $     374   $     486     $   6,846      $  34,162
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------
                                              ---------  ---------  ---------  ---------  -----------  -------------  -------------

Ratio of earnings to fixed charges..........       13.4       67.9       88.7      118.1        99.9          1.46           1.37


                                                 THREE
                                                MONTHS
                                                 ENDED
                                              -----------

                                               MARCH 31,
                                                 1998
                                              -----------
Income (loss) before income taxes...........      (1,137)
Less
--------------------------------------------
  Equity in (earnings) losses of
    affiliates..............................       2,700
  Capitalized interest......................         (30)
Plus
--------------------------------------------
  Cash (to) from affiliates.................        (349)
  Fixed charges.............................       8,783
                                              -----------
Earnings computation........................   $   9,967
                                              -----------
                                              -----------
Fixed charges
--------------------------------------------
  Interest expense..........................   $   8,640
  Capitalized interest......................          30
  Interest portion of rent expense..........         113
                                              -----------
                                               $   8,783
                                              -----------
                                              -----------
Ratio of earnings to fixed charges..........        1.13
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